UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 20, 2009

THE WASHINGTON POST COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-6714	53-0182885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 15th Street, N.W. Washington, D.C.	20071
(Address of principal executive offices)	(Zip Code)

(202) 334-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01	Other Events

The Compensation Discussion and Analysis section of our Proxy Statement, filed on March 25, 2009, states that in 2008, the Company achieved approximately 86.7% of the earnings per share goal of $31.90, as adjusted. In setting that goal, the Compensation Committee established a formula for bonus purposes that included adjustments for certain items, to the extent their amounts varied from those in the 2008 annual budget that was used as the basis for determining the per share goal of $31.90. Specifically, these adjustments included charges related to voluntary incentive retirement programs and foreign exchange gains or losses. In making its final bonus determinations for the named executive officers, the Compensation Committee also exercised its discretion to exclude certain unusual items, in addition to the adjustments included in the formula, from its calculation of the earnings per share goal. The primary adjustments included goodwill and other intangible asset impairments and write-downs, and also excluded gains from the sale of marketable securities. The Compensation Committee adjusted for all these items as they are mostly non-cash (the early retirement programs are funded primarily from the assets of the Company’s pension plans) and do not relate to the regular operating results that are customarily considered by the Committee in determining bonus amounts. The exhibit to the Company’s Form 8-K filed on February 25, 2009, details these items, as does page 86 of the Company’s Annual Report on Form 10-K filed on February 26, 2009. These items collectively amounted to $19.37 in earnings per share adjustments, or 93% of the total adjustments made of $20.80. The remaining $1.43 in earnings per share adjustments were attributable to the following items:

Additions:

•	Plant consolidation costs and accelerated depreciation related to the planned closing of The Washington Post’s College Park, MD, plant

•	Income tax expense related to valuation allowances against certain state and local income tax benefits

•	Kaplan Professional (U.S.) restructuring-related expenses and charges

•	Severance and employee termination-related expenses

•	Operating results from unbudgeted acquisitions at Kaplan.

Deductions:

•	Kaplan stock compensation expense variance from budget

•	Post Newsweek Stations digital equipment gains from Sprint/Nextel

•	Pension credit variance from budget

•	Cable One and Newsweek deferred compensation credits

Taking into account all of these adjustments, the Company’s diluted earnings per share as adjusted for purposes of the bonus determination was $27.67, compared to diluted earnings per share of $6.87.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Washington Post Company
(Registrant)

Date August 20, 2009	/s/ Veronica Dillon
(Signature)
Veronica Dillon
Senior Vice President,
General Counsel and Secretary